Date:	September 3, 2009

For Release	Immediate

Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Appoints Stanley W. Silverman to Board of Directors

Harleysville, PA, September 3, 2009 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), announced today that Stanley W. Silverman has been appointed to the Company’s Board of Directors, filling the vacancy created by the passing of Dr. Constantine Papadakis.

“We are honored to have Mr. Silverman join our Board,” stated De Hont. “To realize our potential in a rapidly evolving world, Met-Pro needs a strong Board consisting of a diverse group of Directors with broad experiences and viewpoints.  Mr. Silverman’s outstanding qualifications and experience add a new dimension to our Board, which we are confident, will be a tremendous asset to Met-Pro as we continue with our efforts to grow and improve our Company.”

Mr. Silverman is President of Horizon Venture Capital Group LLC, a firm that invests as a limited partner in companies that have potential for growth and value creation. He is the former President and Chief Executive Officer of PQ Corporation, a privately held global company operating in 19 countries in two core businesses – chemicals and engineered glass materials. During his 25-year career at PQ Corporation, which began in 1971, Mr. Silverman’s experience included positions in engineering, operations planning, marketing, sales, and business unit executive management.  He was PQ Corporation’s President and Chief Executive Officer and a member of their Board of Directors from January 2000 to 2005.

Mr. Silverman earned a Bachelor of Science degree in Chemical Engineering and a MBA degree from Drexel University.  He also completed the Advanced Management Program at the Harvard Business School.

Mr. Silverman presently serves on the Board of Directors of two publicly traded companies, A. Schulman, Inc. and C&D Technologies, Inc., as well as two private equity owned companies, Femco Machine Company and inroad, Inc, a software-as-a-service company. He is a member of the Board of Trustees of Drexel University, and serves as Chairman of its Finance Committee. He is also a member of the Board of Trustees of Philadelphia Health and Education Corporation.  Mr. Silverman serves as a guest lecturer on Executive Leadership at the Wharton School and at the LeBow College of Business of Drexel University, where he holds the position of executive in residence. He is the former Chairman of The Soap and Detergent Association, and a former board member of the American Chemistry Council.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of “America’s Fastest Growing Small Companies” by Fortune Small Business magazine. In 2008, the Company was also named one of America’s “200 Best Small Companies” by Forbes magazine for the third year in a row. Through its business units in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services is offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.